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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 23, 2001
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                               NEOGEN CORPORATION
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             (Exact name of registrant as specified in its charter)


         Michigan                      0-17988                38-2367843
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                  Identification No.)


                   620 Lesher Place, Lansing, Michigan 48912
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              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (517) 372-9200
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         (Former name or former address, if changed since last report.)
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             ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


The Board of Directors and Audit Committee of Neogen Corporation (the "Company") approved the termination of the Company's relationship with BDO Seidman, LLP ("BDO") as its independent accountants and auditors of record effective April 23, 2001.

     In connection with the audits of the Company's financial statements for each of the three fiscal years ended 1998, 1999, and 2000, and for unaudited interim period through April 23, 2001, there were no disagreements or reportable events with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in its report. BDO's report on the Company's financial statements for either of the past two years was not adverse, nor did it disclaim opinion nor was it modified as to uncertainties, audit scope, or accounting principles.

     On April 24, 2001, Deloitte & Touche ("Deloitte") of Detroit, Michigan was engaged as the Company's independent auditors for the fiscal year ending May 31, 2001. The Company has not retained Deloitte during any of the previous years to consult on the application of accounting principles, or on its engagement since June 1997.

                                 EXHIBIT INDEX

Exhibit No.
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    16         Letter from BDO Seidman, LLP


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Neogen Corporation
                                     (Registrant)


Date:  May 9, 2001               By: /s/ Richard R. Current
                                     ____________________________
                                     Richard R. Current
                                     Vice President and Chief Financial Officer